Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Mitek Systems, Inc. on Form S-8 of our report dated November 12, 2002, incorporated by refrence in the Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 2002.

DELOITTE & TOUCHE LLP

San Diego, California
July 3, 2003